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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K
                                 ---------------


                             Current Report Pursuant
                         To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                        August 23, 2000 (August 14, 2000)
                Date of Report (Date of Earliest Event Reported)


                             LASER POWER CORPORATION
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

          000-22625                                             95-3423358
   COMMISSION FILE NUMBER                                    (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)


           36570 BRIGGS ROAD
          MURRIETA, CALIFORNIA                                    92563
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                                 (909) 926-1866
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
                                ----------------


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ITEM 1. Changes in Control of Registrant

         Laser Power Corporation, (the "Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") with II-VI Incorporated, a Pennsylvania corporation ("II-VI") and II-VI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of II-VI ("Acquisition"), on June 28, 2000, as amended on August 1, 2000, providing for the acquisition by II-VI of all of the issued and outstanding stock of the Registrant.

         Pursuant to the Merger Agreement, II-VI would acquire the Registrant by means of an exchange offer followed by the merger of Acquisition with and into the Registrant, after which the Registrant will become a wholly owned subsidiary of II-VI (the "Merger"). II-VI through Acquisition, offered to exchange $2.89 net in cash and .052 shares of common stock of II-VI, subject to adjustment as described below, for all of the issued and outstanding shares of the Registrant's common stock (the "Offer"). II-VI guaranteed a "floor price" of $5.15 per share payable in cash and common stock and a "ceiling price" of $5.65 per share.

         Since the volume weighted average trading price of II-VI common stock was less than $43.46 per share for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer, the final exchange ratio for the Offer was determined to be $3.08 net in cash and
 .052 shares of II-VI's common stock for each share of the Registrant's common stock outstanding.

         The Offer expired at midnight on August 11, 2000, and on August 14, 2000, II-VI and Acquisition accepted for exchange 7,249,420 shares of the Registrant's common stock for an aggregate purchase price of approximately $37.3 million. In order to consummate the Offer, II-VI borrowed 100% of the cash required to complete the Offer from PNC Bank, National Association, under a new credit facility dated August 14, 2000.

         As of August 14, 2000, II-VI beneficially owned 8,501,520 shares of the Registrant's common stock, representing approximately 87.6% of all outstanding shares of the Registrant.

         II-VI, the Registrant and Acquisition expect to consummate the Merger as soon as practicable. Each outstanding share of the Registrant not exchanged in the Offer (other than shares owned by the Registrant as treasury stock, shares owned by II-VI or any subsidiary of the II-VI, or shares held by the Registrant's stockholders exercising appraisal rights under Delaware law) will be converted into a right to receive $3.08 net in cash and .052 shares of II-VI's common stock.

         The Merger Agreement required the Registrant to elect three directors, designated by II-VI, to its board of directors. Accordingly, on August 14, 2000, Robert G. Klimasewski and Michael G. Hogg resigned as directors and Carl J. Johnson, Francis J. Kramer and James Martinelli were elected to the Registrant's board of directors, and Mr. Martinelli was appointed Chief Executive Officer.


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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  EXHIBITS

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Exhibit 2         Agreement and Plan of Merger, dated as of June 28, 2000, as amended on August 1, 2000, among II-VI, the Exhibit 2 Registrant and Acquisition (incorporated by reference from
                  Exhibit 2.02 of II-VI's Registration Statement on Form S-4 as amended on August 2, 2000 and August 4, 2000).
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LASER POWER CORPORATION


Date: August 23, 2000               /s/ Bernard J. Brady
                                    --------------------------------------------
                                    Bernard J. Brady
                                    Vice President,
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)




                                INDEX TO EXHIBITS

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Exhibit Number           Description
--------------           -----------
2 Agreement and Plan of Merger, dated as of June 28, 2000, as amended on August 1, 2000, among II-VI, the Registrant and Acquisition (incorporated by reference from Exhibit 2.02 of II-VI's Registration Statement on Form S-4 as amended on August 2, 2000 and August 4, 2000).
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